UNDERTAKING

               Effective as of the date hereof, the undersigned does hereby assume (a) any unpaid Federal income tax liabilities of MAXXAM Group Inc. ("MGI"), a Delaware corporation and wholly owned subsidiary of the undersigned, attributable to taxable years of MGI ending on or before May 20, 1988 (plus all penalties and interest thereon) and (b) any liabilities related to those certain loan and installment sale contracts previously assigned to MAXXAM Properties Inc. by Coyne Cylinder Co., as more fully described in Exhibit A attached hereto.


          Dated:  August 4, 1993        MAXXAM INC.


                                        By:  JACQUES C. LAZARD
                                             Jacques C. Lazard
                                             Vice President and
                                            Corporate Controller

                                      EXHIBIT A

               All terms used but not defined herein have the meaning assigned them under that certain Amended and Restated Loan and Security Agreement dated as of November 15, 1987 (the "Loan Agreement") among MAXXAM Properties Inc. as Borrower, MAXXAM Group Inc. as Guarantor and Bank of America National Trust and Savings Association as Lender.

               Subject to Lender's security interest therein, all right, title and interest in, to and under the First Loan Contracts and the Second Loan Contracts assigned by Coyne Cylinder Co. ("Coyne") to the predecessor of MAXXAM Properties Inc., MXM Holdings Corporation, pursuant to that certain Assignment and Assumption agreement dated as of September 8, 1987.

               All right, title and interest in, to and under the installment sale contracts described on Schedule III-A to the Loan Agreement.